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                                                                     EXHIBIT 5.1


                    [WEIL, GOTSHAL & MANGES LLP LETTERHEAD]



                                 August 8, 1997


STC Broadcasting, Inc.
3839 4th Street North, Suite 420
St. Petersburg, Florida 33703


Ladies and Gentlemen:

         We have acted as counsel to STC Broadcasting, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (Registration No. 333-29555) (as amended to date, the "Registration Statement") filed with the Securities and Exchange Commission on June 19, 1997 under the Securities Act of 1933, as amended (the "Act"), relating to $100,000,000 aggregate principal amount of 11% Series B Senior Subordinated Notes due 2007 (the "New Notes") of the Company that may be issued in exchange for a like principal amount of the issued and outstanding 11% Series A Senior Subordinated Notes due 2007 (the "Old Notes") of the Company. The Company proposes to offer, upon the terms set forth in the prospectus contained in the Registration Statement, to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes (the "Exchange Offer"). The New Notes will be issued under the Indenture, dated as of March 25, 1997, by and between the Company and U.S. Trust Company of Texas, N.A., as trustee (as amended or supplemented to the date hereof, the "Indenture"). Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein as so defined.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the form of the New Notes set forth in the Indenture and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
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WEIL, GOTSHAL & MANGES LLP
STC Broadcasting, Inc.
August 8, 1997
Page 2


         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         The New Notes have been duly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered in exchange for the Old Notes in accordance with the Exchange Offer, will be legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except to the extent that the waiver related to usury laws contained in Section 4.10 of the Indenture may be deemed to be unenforceable.

         The opinion expressed herein is limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                            Very truly yours,


                                            /s/ WEIL, GOTSHAL & MANGES LLP
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